UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

MALIBU MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136349	20-5242826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

502 East John Street
Carson City, Nevada 89706
(Address of principal executive offices)

(Registrant's telephone number, including area code) (604) 685-7552

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 18, 2006, the shareholders of Malibu Minerals, Inc., a Nevada corporation (the “Company”) holding majority of the issued and outstanding shares of the Company’s common stock pursuant to the Company’s by-laws appointed Thomas Barr as a director of the Company, effective as of equal date. There are no understandings or arrangements between Mr. Barr and any other person pursuant to which either director was selected as a director. Mr. Barr presently does not serve on any Company committee. Mr. Barr may be appointed to serve as a member of a committee although there are no current plans to appoint either director to a committee as of the date hereof. Mr. Barr does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Barr has not entered into a transaction, nor was there any proposed transaction between Mr. Barr and the Company at any time during the past 2 years. Mr. Barr has also not previously served on the board of directors of any reporting companies. Furthermore, as of the date of this Current Report, the Company and Mr. Williams have not entered into an employment agreement.

Thomas Barr, 47. Thomas Barr was appointed as a member of our board of directors on December 18, 2006. From February 1 of 2006 to date, Mr. Barr has served as a consultant to Index Oil and Gas Inc. providing investor and public relations advice. From January 1 of 2005 to January 31 of 2006, Mr. Barr acted as a consultant to small and medium sized private enterprises regarding prospective funding, investor and public relations strategy, collateral creation and public market quotation. From December of 2001 to December of 2004 Mr. Barr served as a consultant to EasyScreen PLC, a fully listed London Stock Exchange Company, at which Mr. Barr’s main duties were to draft and implement corporate statements and was an integral part of the team involved in several private placement funding rounds prior to the company’s acquisition. From January 1996 to November 2001 Mr. Barr was private analyst and investor in publicly quoted stocks. From 1981 to 1996, Mr. Barr worked for 15 years in the North Sea as a professional saturation diver involved in oil and gas field sub-sea construction.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Minerals, Inc.

Dated: December 22, 2006	By:	/s/ James Laird
Name: James Laird
Title: Chief Executive Officer